UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019 (March 4, 2019)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2019, Terra Tech Corp. (the “Company”) issued a Promissory Note (the “Note”) in the principal amount of $1,000,000 to an accredited investor (the “Purchaser”). The Note is due on the earlier of (i) April 4, 2019 or (ii) the closing of a financing with gross proceeds equal to or greater than $1,000,000 (the “Maturity Date”). The Note accrues interest at a rate of 1.5% per month, payable on the Maturity Date or prepayment of the Note, with 30-days of interest guaranteed. Upon certain events of default, the Purchaser may declare the Note due and payable with five (5) business days and if the Note is not repaid at the end of such five (5) business day period, the Note incurs a penalty equal to 2% of the principal amount of the Note per month for so long as such event of default remains in effect. The Company may prepay any portion of the outstanding principal amount of the Note and any accrued and unpaid interest upon three (3) days' written notice to the Purchaser.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated by reference herein in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: March 8, 2019	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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